EXHIBIT 99.1

Perma-Fix Schedules 2011 Year-End Earnings Conference Call

ATLANTA – March 8, 2012 — Perma-Fix Environmental Services, Inc. (NASDAQ: PESI) today announced that it will host a conference call at 12:00 PM ET on Wednesday, March 14, 2012. The call will be available on the Company’s website at www.perma-fix.com, or by calling (877)-407-0778 for U.S. callers, or (201)-689-8565 for international callers.  The conference call will be led by Dr. Louis F. Centofanti, Chairman and Chief Executive Officer, and Ben Naccarato, Vice President and Chief Financial Officer, of Perma-Fix Environmental Services, Inc.

A webcast will also be archived on the Company’s website and a telephone replay of the call will be available approximately one hour following the call, through midnight Wednesday, March 21, 2012, and can be accessed by calling: 877-660-6853 (U.S. callers) or 201-612-7415 (international callers) and entering account # 286 and conference ID: 390055.

About Perma-Fix Environmental Services

Perma-Fix Environmental Services, Inc. is a nuclear services company and leading provider of nuclear waste management services.  The Company's nuclear waste services include management and treatment of radioactive and mixed waste for hospitals, research labs and institutions, federal agencies, including the Department of Energy ("DOE"), the Department of Defense ("DoD"), and the commercial nuclear industry. The Company’s nuclear services group provides project management, waste management, environmental restoration, decontamination and decommissioning, new build construction, and radiological protection, safety and industrial hygiene capability to our clients.  The Company operates four nuclear waste treatment facilities and provides nuclear services at DOE, DoD, and commercial facilities, nationwide.

Please visit us on the World Wide Web at http://www.perma-fix.com.

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Contacts:
David K. Waldman-US Investor Relations
Crescendo Communications, LLC
(212) 671-1021

Herbert Strauss-European Investor Relations
herbert@eu-ir.com
+43 316 296 316